INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-65110 of Crossmann Communities, Inc. on Form S-3 of our report dated March 2, 2001, appearing in the Annual Report on Form 10-K of Crossmann Communities, Inc. for the year ended December 31, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

     /s/ Deloitte & Touche LLP

     DELOITTE & TOUCHE LLP
     Indianapolis, Indiana
     July 19, 2001